          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                   Exhibit 10.24


                                                                  EXECUTION COPY

                                SUPPLY AGREEMENT

     This Supply Agreement (this "AGREEMENT") is entered into on this 16th day of February, 2005 (the "EFFECTIVE DATE"), by and between Schwarz Pharma Manufacturing, Inc., an Indiana corporation, doing business at 1101 "C" Avenue West, Seymour, Indiana 47274 ("SCHWARZ"), and NitroMed, Inc., a Delaware corporation, with a principal place of business at 125 Spring Street, Lexington, Massachusetts 02421 ("NITROMED"). Schwarz and NitroMed are sometimes referred to herein together as "PARTIES" or individually as a "PARTY".

                                    RECITALS

     WHEREAS, NitroMed wishes to engage Schwarz to manufacture and supply the Product (as defined below) to NitroMed subject to and in accordance with the terms and conditions set forth in this Agreement, and Schwarz wishes to be so engaged.

     NOW, THEREFORE, in consideration of the foregoing recital and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. As used herein, the following terms shall have the following meanings:

     "ACT" shall mean the United States Food, Drug and Cosmetic Act (21 U.S.C.sections 301, et seq.) and the regulations promulgated thereunder, as each may be amended from time to time.

     "AFFILIATES" shall mean, with respect to either Party, any person or entity controlling, controlled by or under common control with such Party, with the term "control" (and its derivatives) meaning the direct or indirect ownership of fifty percent (50%) or more of the voting common stock or similar equity ownership interest.

     "API" shall mean the active pharmaceutical ingredients isosorbide dinitrate and hydralazine or either of such ingredients, as the context requires.

     "API SPECIFICATIONS" shall mean the specifications for the API as set forth in Schedule II attached hereto, with such modifications as Schwarz and NitroMed may agree upon from time to time in accordance with SECTION 3.5.

     "cGMP" shall mean current good manufacturing practices required by the Act.

     "CURRENT FORMULATIONS" means the dosage strength combinations of the Product containing (a) 20 mg of isosorbide dinitrate and 37.5 mg of hydralazine and (b) 40 mg of isosorbide dinitrate and 75 mg of hydralazine, in each case, solely in the dosage forms and formulations manufactured by Schwarz hereunder.

     "DEVELOPMENT AGREEMENT" shall mean that certain Development Agreement, dated as of February 28, 2001, between the Parties, as amended or otherwise modified by the Parties from time to time.

     "FAILURE TO SUPPLY" shall mean that, during any twelve (12) month period during the Term (which period shall be measured as set forth below), (i) multiple instances of Inability to Supply have occurred and (ii) as a result of such instances of Inability to Supply, the aggregate quantity of conforming Product that Schwarz has supplied during such twelve (12) month period, either on time or within the sixty (60) day cure period applicable to any Inability to Supply, represents less than [**] percent ([**]%) of the aggregate quantity of Product specified in Valid Purchase Orders submitted to Schwarz in accordance with this Agreement for shipment during such twelve (12) month period. The twelve (12) month period applicable to any determination of whether a Failure to Supply has occurred shall commence upon the required delivery date specified in the Valid Purchase Order to which the first applicable instance of Inability to Supply relates.

     "FDA" shall mean the United States Food and Drug Administration.

     "FULL BATCH QUANTITY" shall mean, subject to the last sentence of
SECTION 2.5, a Product quantity of (i) in the case of the dosage strength combination thereof containing 20 mg of isosorbide dinitrate and 37.5 mg of hydralazine, [**] tablets, (ii) in the case of the dosage strength combination thereof containing 40 mg of isosorbide dinitrate and 75 mg of hydralazine,[**] tablets, and (iii) in the case of any other dosage strength combination of the Product, the number of tablets mutually agreed upon by the Parties.

     "INABILITY TO SUPPLY" shall mean, with respect to any Valid Purchase Order submitted to Schwarz in accordance with the terms of this Agreement, that (i) subject to the last sentence of SECTION 2.5, Schwarz has failed to supply at least the aggregate quantity of conforming Product specified in such Valid Purchase Order on or prior to the delivery date specified in such Valid Purchase Order and (ii) Schwarz has failed to cure such failure within sixty (60) days following Schwarz's receipt of written notice from NitroMed of such failure by supplying, prior to the expiration of such sixty (60) day period, the quantity of conforming Product which, together with the quantity theretofore supplied in respect of such Valid Purchase Order, equals at least the aggregate quantity of Product specified in such Valid Purchase Order.

     "LAUNCH DATE" shall mean the first date on which the Product is commercially sold in the United States or any of its territories or possessions.

     "LICENSED RIGHTS" shall mean all (i) patents, know-how, trade secrets, technology, specifications, methods of manufacturing, technical data and other intellectual property rights owned by NitroMed or which NitroMed has the right to use, and all of NitroMed's permits, licenses or other approvals, in each case, which are necessary or useful in the manufacture of the Product, as contemplated herein and (ii) any and all trademarks, service marks and trade dress reflected in the Product or included in any labels or packaging for the Product contemplated hereby or by the Product Specifications, the API Specifications or the Quality Agreement.

     "NDA" shall mean the New Drug Application filed with the FDA in respect of the Product, including any amendment and any sNDA and all subsequent submissions in respect of such New Drug Application, amendment, or sNDA.

     "PRODUCT" shall mean all dosage strengths and dosage forms of any immediate-release pharmaceutical drug product for human use containing the active ingredients isosorbide dinitrate and hydralazine and no other active ingredient, including the product currently known as BiDil(R) in the dosage strength combinations thereof containing (a) 20 mg of isosorbide dinitrate and
37.5 mg of hydralazine and (b) 40 mg of isosorbide dinitrate and 75 mg of hydralazine; PROVIDED, HOWEVER, that the term "Product" shall not refer to any extended-release version of any such pharmaceutical product.

     "PRODUCT SPECIFICATIONS" shall mean the specifications for the Product as set forth in Schedule I attached hereto, with such modifications as Schwarz and NitroMed may agree upon from time to time in accordance with SECTION 3.5.

     "REGULATORY AUTHORITY" means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory having regulatory jurisdiction over the Product, including, without limitation, the FDA.

     "TABLET EQUIVALENT" shall mean a Product quantity equivalent to one tablet containing 20 mg of isosorbide dinitrate and 37.5 mg of hydralazine. For example, a Product tablet containing 40 mg of isosorbide dinitrate and 75 mg of hydralazine would constitute a quantity of Product equal to two Tablet Equivalents.

     "TERRITORY" shall mean the entire world.

     "VALID PURCHASE ORDER" shall mean a purchase order which meets the requirements of ARTICLE II.

     SECTION 1.2. OTHER DEFINED TERMS. The following terms are defined in the Articles or other sections of the Agreement indicated below.

     Action................................................................10.1
     Aggrieved Party.......................................................10.1
     Agreement.........................................................preamble
     Detailed Product Forecast............................................2.3.2
     Due Date...............................................................4.3
     Effective Date....................................................preamble
     Initial Order........................................................2.4.4
     Forecast Commencement Date...........................................2.3.2
     Liabilities...........................................................10.1
     Long-Term Product Forecast...........................................2.3.1
     NitroMed..........................................................preamble
     NitroMed Indemnified Party............................................10.2
     NitroMed Proprietary Information ......................................9.1
     Party.............................................................preamble
     Proprietary Information................................................9.1

     Quality Agreement......................................................3.1
     Requirements.........................................................2.2.1
     Schwarz...........................................................preamble
     Schwarz Indemnified Party.............................................10.3
     Schwarz Intellectual Property........................................6.5.2
     Schwarz Proprietary Information........................................9.1
     Term...................................................................7.1
     Using Party............................................................9.1

     Section 1.3. INTERPRETATION. Unless otherwise indicated to the contrary herein by the context or use thereof (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof, (ii) the word "including" means "including, but not limited to", (iii) words importing the singular will also include the plural, and vice versa, and (iv) any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder. References to $ will be references to United States Dollars, and with respect to any contract, obligation, liability, claim or document that is contemplated by this Agreement but denominated in currency other than United States Dollars, the amounts described in such contract, obligation, liability, claim or document will be deemed to be converted into United States Dollars for purposes of this Agreement as of the applicable date of determination.

                                   ARTICLE II

                                PURCHASE AND SALE

     SECTION 2.1. AGREEMENT TO SUPPLY; EXCLUSIVITY. Schwarz shall manufacture, package and sell to NitroMed, all such quantities of the Product as NitroMed shall order from Schwarz in accordance with the terms and conditions, and subject to the limitations, set forth in this Agreement, including SECTION 2.3 hereof. Subject to NitroMed meeting its obligations under SECTION 2.2, Schwarz shall not manufacture the Product for any third party during the Term.

     SECTION 2.2. AGREEMENT TO PURCHASE; EXCLUSIVITY.

     SECTION 2.2.1. Subject to the terms and conditions of this Agreement (including SECTION 2.7 hereof), (i) NitroMed agrees to purchase exclusively from Schwarz NitroMed's entire commercial and clinical requirements of the Product for use, distribution, sale or resale in the Territory (hereinafter referred to as NitroMed's "REQUIREMENTS") and (ii) NitroMed shall not manufacture itself or purchase or procure from any other manufacturer or source, including any of its Affiliates, partners or any other parties with which any of them has entered into any collaboration arrangement regarding the Product, any of its Requirements of the Product.

     SECTION 2.2.2. Anything to the contrary notwithstanding, for purposes of this Agreement, NitroMed's Requirements shall be deemed to include all of the following parties' requirements of the Product for use, distribution, sale and resale in the Territory: NitroMed and its Affiliates and partners and any other party with whom any of them has entered into any collaboration arrangement involving the Product. NitroMed shall not avoid its purchase obligations under this Agreement by purchasing or selling Product indirectly through distributors, co-promotion partners, licensees or similar purchasing or selling arrangements.

     Section 2.3. FORECASTS.

     SECTION 2.3.1. No later than January 15th of each calendar year during the Term, NitroMed shall provide Schwarz with a forecast (a "LONG-TERM PRODUCT FORECAST") setting forth NitroMed's estimate of its Requirements of Product for each of the three (3) years following the date of such forecast, which shall in all cases represent a good faith estimate of its actual demand for the Product based on market conditions and NitroMed's need for a reasonable safety stock. The initial Long-Term Product Forecast is attached hereto as EXHIBIT A.

     SECTION 2.3.2. On the Effective Date and thereafter at least ninety (90) days prior to the commencement of each calendar quarter (with respect to the forecast for the period then commencing, the "FORECAST COMMENCEMENT QUARTER") during the Term, NitroMed shall provide Schwarz with a written estimate of NitroMed's requirements for each dosage strength and package size of the Product during the four (4) calendar quarters commencing with the Forecast Commencement Quarter, delineated by month (a "DETAILED PRODUCT FORECAST"). NitroMed's forecasted requirements for the first three (3) months of each Detailed Product Forecast provided hereunder shall be firm and binding upon NitroMed and each Detailed Product Forecast shall be accompanied by a Valid Purchase Order for the quantities of Product specified for such three-month period in such Detailed Product Forecast. The remaining portion of each Detailed Product Forecast shall be firm, subject to the permissible variances set forth in SECTION 2.3.3. If NitroMed fails to timely provide any updated Detailed Product Forecast, the Detailed Product Forecast last provided by NitroMed shall be deemed to be NitroMed's Detailed Product Forecast for the next succeeding four (4) quarter period. NitroMed's initial Detailed Product Forecast, covering the period from April 1, 2005 through March 31, 2006 together with a valid purchase order for the period April 1, 2005 through June 30, 2005, is attached hereto as EXHIBIT B.


     SECTION 2.3.3. Each subsequent Detailed Product Forecast may be updated to modify the amounts estimated in the previous Detailed Product Forecast for the periods of time in question subject to the following limitations:

          (a) The volume specified for the first calendar quarter covered by such subsequent Detailed Product Forecast shall not be increased or decreased by more than [**] percent ([**]%) from the volume specified for such quarter in the prior Detailed Product Forecast without Schwarz's consent;

          (b) The volume specified for the second calendar quarter covered by such subsequent Detailed Product Forecast shall not be increased or decreased by more than [**] percent ([**]%) from the volume specified for such quarter in the prior Detailed Product Forecast without Schwarz's consent; and

          (c) The volume specified for the third calendar quarter covered by such subsequent Detailed Product Forecast shall not be increased or decreased by more than [**] percent ([**]%) from the volume specified for such quarter in the prior Detailed Product Forecast without Schwarz's consent.

If so requested by NitroMed in a Valid Purchase Order relating to any period covered by a Detailed Product Forecast, Schwarz may, but shall in no way be obligated to, supply quantities of Product in excess of the quantity forecast for such period.

     SECTION 2.3.4. All Detailed Product Forecasts submitted hereunder shall be prepared by NitroMed in good faith and shall in all cases represent a good faith estimate of actual demand for the Product based on market conditions and Nitromed's need for a reasonable safety stock.

     Section 2.4. PURCHASE ORDERS.

     SECTION 2.4.1. In accordance with the terms of this Agreement, NitroMed will initiate orders for the Product by submitting written purchase orders to Schwarz at the following address, using the form of purchase order attached hereto as EXHIBIT C:

                    Schwarz Pharma Manufacturing, Inc.
                    Attention: Distributor Sales Coordinator,
                               Materials Management Department
                    1101 "C" Avenue West
                    Seymour, IN  47274
                    Fax:  (812) 523-1887

     SECTION 2.4.2. Each purchase order submitted by NitroMed shall specify a required delivery date not less than ninety (90) days after the date of such purchase order. Schwarz will provide written confirmation of each purchase order within ten (10) days after receipt thereof; PROVIDED, HOWEVER, that Schwarz shall have no obligation to accept or confirm any purchase order that is inconsistent with the terms of this Agreement.

     SECTION 2.4.3. All purchase orders shall be governed exclusively by the terms of this Agreement. Any term or condition in any purchase order, confirmation, invoice or other document furnished by Schwarz or NitroMed that is in any way inconsistent with the terms and conditions of this Agreement shall be null and void, unless specifically and mutually agreed upon in a writing signed by each Party.

     SECTION 2.4.4. NitroMed's binding initial purchase order (the "INITIAL ORDER") covering the period from the Effective Date to March 31, 2005 is attached hereto as EXHIBIT D. Anything to the contrary herein notwithstanding the delivery dates for the Product covered by the Initial Order shall be as set forth in the Initial Order; provided that NitroMed complies with its obligations hereunder as necessary to enable Schwarz to comply with such delivery dates and, provided further, that there is no regulatory impediment to complying with such delivery dates.

     Section 2.5. FULL BATCH QUANTITIES. Unless otherwise mutually agreed upon by the Parties, all Detailed Product Forecasts and purchase orders for Product hereunder shall be for Full Batch Quantities. To the extent actual batch sizes manufactured by Schwarz consist of more or less than the applicable number of tablets specified in the definition of "Full Batch Quantity" due to variations in yield within a reasonable variance to be identified in the Quality Agreement, the quantities of actual Product units contemplated by the applicable purchase orders will be automatically adjusted to reflect the actual batch sizes manufactured by Schwarz.

     SECTION 2.6. SHIPMENT. Product ordered by NitroMed hereunder will be shipped to NitroMed FOB (Incoterms 2000) Schwarz's facility in Seymour, Indiana via the carrier designated by NitroMed.

     SECTION 2.7. RIGHT TO COVER. In the event that an Inability to Supply has occurred, NitroMed shall have the right, upon written notice to Schwarz, to manufacture itself or procure from any Affiliate of NitroMed or any third party up to, but not more than, the portion of the quantity of Product specified in the Valid Purchase Order to which such Inability to Supply relates which Schwarz has failed to supply.

                                   ARTICLE III

                                   MANUFACTURE

     SECTION 3.1. SPECIFICATIONS; QUALITY AGREEMENT. Not later than sixty (60) days following the Effective Date, the Parties shall enter into a Pharmaceutical Quality Agreement in form and substance reasonably acceptable to both Parties (the "QUALITY AGREEMENT"). All Product supplied to NitroMed hereunder shall conform to the Product Specifications and shall be manufactured in accordance with the Quality Agreement and cGMP. Each shipment of Product hereunder shall be accompanied by a certificate of analysis reflecting that such Product conforms to the Product Specifications.

     SECTION 3.2. SUPPLY OF API. NitroMed shall supply to Schwarz without charge (unless otherwise required herein) all API, conforming to the API Specifications, which is required to manufacture Product hereunder. NitroMed shall supply API which meets the API Specifications on dates and in amounts necessary to allow Schwarz to supply Product to NitroMed consistent with the Detailed Product Forecasts furnished by NitroMed in accordance with SECTION 2.3 and shall ensure that Schwarz is at all times in possession of sufficient API which meets API Specifications to satisfy NitroMed's Requirements, as set forth in the Detailed Product Forecasts in effect from time to time. Each shipment of API to Schwarz hereunder shall be accompanied by a certificate of analysis confirming that such API conforms to the API Specifications. Notwithstanding any other provision of this Agreement, Schwarz shall not be liable for any failure or delay to meet its obligations hereunder to the extent such failure or delay is attributable to NitroMed's failure or delay to supply API which meets the API Specifications on a timely basis. NitroMed shall be solely responsible for all aspects of securing and maintaining API supply, including, without limitation, obtaining FDA approval for any and all API suppliers and complying with all relevant legal and regulatory requirements regarding API supply. Schwarz shall provide quarterly inventory reports of the API held by Schwarz within five (5) business days following the end of each calendar quarter. Schwarz and NitroMed agree and acknowledge that a true and correct report of the inventory of the API held by Schwarz as of the Effective Date is set forth in SCHEDULE 3.2. Title to the API shall at all times remain with NitroMed and Schwarz shall not use the API for any purpose other than performance of its obligations under this Agreement. NitroMed shall at all times bear the risk of loss of API, except to the extent that any loss is directly attributable to Schwarz not storing, or otherwise handling, the API in accordance with this Agreement, the Quality Agreement and cGMP.

     SECTION 3.3. LABELS AND PACKAGING. All Product supplied to NitroMed hereunder shall be packaged in accordance with the Product Specifications, the Quality Agreement and cGMP. NitroMed will provide camera-ready artwork for the Product labels and the content of all package inserts required in connection with the Product to Schwarz or one or more third party vendors specified by Schwarz at least forty-five (45) days prior to the first delivery date for the Product requiring such labels and/or such inserts, as specified in NitroMed's purchase orders. Subject to the foregoing, all labels and package inserts required for the Product supplied by Schwarz hereunder shall be furnished by Schwarz or a third party selected by Schwarz. All artwork and content provided by NitroMed hereunder shall comply with all applicable regulatory requirements.

     SECTION 3.4. LICENSES. NitroMed hereby grants to Schwarz a fully paid-up, royalty-free license or sub-license, as applicable, to use the Licensed Rights solely in connection with Schwarz's performance of its obligations under this Agreement.

     SECTION 3.5. CHANGES TO SPECIFICATIONS. Subject to the remaining provisions of this SECTION 3.5, the API Specifications and the Product Specifications may be changed from time to time (i) if required by applicable U.S. laws or the FDA or (ii) upon the request of either Party and with the consent of the other Party. The following provisions shall apply to changes in the API Specifications or the Product Specifications:

          (a) The Party seeking the change(s) shall promptly advise the other Party in writing of any such change(s) to the Product Specifications or the API Specifications, and Schwarz shall promptly advise NitroMed as to any scheduling, price or other adjustments that may result from such change(s), if any.

          (b) In the event of a change of the nature described in CLAUSE (i) above, the Party seeking the change shall notify the other Party in writing promptly upon being informed of or identifying the potential need for such change and shall consult with the other Party on an ongoing basis regarding such change, including the need for such potential change and the appropriate way to address the issue giving rise to such potential change.

          (c) Each Party shall use its commercially reasonable efforts to implement any required or agreed-upon changes to the Product Specifications or the API Specifications, as applicable, as soon as practicable after the nature of the change is determined and, if applicable, the applicable Party has consented to the change; PROVIDED, HOWEVER, that in no event shall any change be implemented until such time as such change has been approved by the FDA.

          (d) NitroMed shall be responsible for, and shall promptly reimburse Schwarz for, all reasonable costs and expenses incurred by or on behalf of Schwarz or its supply contractors in connection with the implementation of changes to the Product Specifications or the API Specifications that are mandatory or are requested by NitroMed. Additionally, if any changes to the Product Specifications or the API Specifications result in an increase in Schwarz's manufacturing costs with respect to the

     Product, the supply prices set forth on SCHEDULE 4.1 shall be adjusted to fully account for the amount of such increase.

     SECTION 3.6. CERTAIN EQUIPMENT. Each Party acknowledges that Schwarz is currently using a certain roller-compactor (the "MACHINE") leased by NitroMed from a third party. Schwarz shall have the right to continue to use the Machine throughout the Term. Until such time as Schwarz assumes the lease applicable to the Machine or purchases the Machine, as contemplated below, (i) NitroMed shall be solely responsible for the cost of all required maintenance and repair of the Machine and (ii) anything to the contrary notwithstanding, any failure by Schwarz to meet its obligations hereunder shall be excused to the extent that such failure is attributable to the malfunction or disrepair of the Machine, provided that such malfunction or disrepair is not attributable to any negligent or wrongful act or omission by Schwarz. Schwarz shall not use the Machine for the production of any product other than the Product unless and until NitroMed either sells the Machine to Schwarz or causes the lease covering the Machine to be assigned to Schwarz or an alternative arrangement has been made, as contemplated below. If so requested by Schwarz during the Term or upon the expiration or termination of the Term, NitroMed shall either sell the Machine to Schwarz for the then-current fair market value thereof or, if applicable, use its reasonable best efforts to cause the lease covering the Machine to be assigned to Schwarz, provided, however, that if such lease cannot be assigned to Schwarz, the Parties shall agree upon alternative arrangements to permit Schwarz to continue to use the Machine for products other than the Product.

                                   ARTICLE IV

                                PRICE AND PAYMENT

     SECTION 4.1. PRICE. Schwarz shall supply the Product at the prices set forth on SCHEDULE 4.1 hereto, subject to SECTION 3.5(c) and SECTION 4.2; PROVIDED, HOWEVER, that NitroMed shall have the option to purchase up to a total of [**] tablets of the Product during the period beginning on the Effective Date and ending on the date that is two (2) years following the Launch Date for a price equal to $[**] per Tablet Equivalent, which option may be exercised by so notifying Schwarz thereof in the purchase order(s) applicable to such Product.

     SECTION 4.2. PRICE ADJUSTMENTS FOR INCREASED DOSAGE STRENGTHS. In the event that Schwarz supplies a dosage strength of the Product containing more than one Tablet Equivalent of API to NitroMed, the price per tablet payable by NitroMed to Schwarz shall be determined in accordance with the following formula:

                          [**] where:

                          P  =  [**];

                          X  =  [**];

                          Y  =  [**]; and

                          Z  =  [**].

For example, if (i) NitroMed's [**] for a tablet containing one Tablet Equivalent of API is $[**] and its [**] for a tablet containing two Tablet Equivalents of API is $[**] and (ii) the [**] price payable to Schwarz hereunder for a tablet containing one Tablet Equivalent of API is $[**], then the price payable to Schwarz for a tablet containing two Tablet Equivalents of API would be $[**]. The foregoing notwithstanding, in no event shall the per-tablet price payable by NitroMed hereunder for any new dosage strength of the Product be less than the applicable price set forth on SCHEDULE 4.1.

     Section 4.3. INVOICES AND PAYMENT. All invoices from Schwarz for services rendered under the terms of this Agreement shall be payable within thirty (30) days after receipt by NitroMed (the "DUE DATE").

     Section 4.4. LATE PAYMENTS. Any amounts not paid by NitroMed by the Due Date shall be subject to interest beginning on the Due Date, up to and including the date on which payment is received by Schwarz, at a rate equal to the lesser of (a) one percent (1%) per month or (b) the highest rate permitted by applicable law. In each case, applicable interest shall be calculated daily on the basis of a 360-day year comprised of 30-day months.

     Section 4.5. TAXES. NitroMed shall pay all national, state, municipal or other sales, use, excise, property or other similar taxes, tariffs or assessments, assessed upon or levied against the sale of the Product (other than taxes or charges imposed on Schwarz's income).

     Section 4.6. OUTSTANDING INVOICE. The Parties agree and acknowledge that NitroMed is currently indebted to Schwarz for development activities performed by Schwarz in connection with the Product, including as set forth on the invoices attached hereto as EXHIBIT E, and that NitroMed shall pay such amounts and any additional amounts owing to Schwarz from time to time pursuant to the Development Agreement in accordance with the Development Agreement.

                                    ARTICLE V

                                     QUALITY

     SECTION 5.1. NON-CONFORMING GOODS.

     SECTION 5.1.1. No later than fifteen (15) business days from the date of arrival of a Product shipment at NitroMed's facility, NitroMed shall examine such shipment for patent damage, defects or shortage and may, at NitroMed's option, analyze the Product using the methods of analysis set forth in the Quality Agreement. If NitroMed determines within such 15-business-day period that any portion of a Product shipment is not in conformity with the Product Specifications, it shall promptly (and in no event more than ten (10) business days following such determination) notify Schwarz of such determination, furnish a sample of each allegedly non-conforming Product lot and provide reasonable supporting evidence that the alleged damage, defect or shortage resulted from processing and/or packaging of the Product by Schwarz and not from any mishandling during shipment or as a result of non-conforming API supplied by NitroMed. If, within ten (10) business days of Schwarz's receipt of any such notice, Product sample(s) and reasonable supporting evidence, Schwarz does not agree with NitroMed that such Product is non-conforming, the Parties will arrange for the lot or lots in question to be tested by a mutually acceptable independent laboratory for conformity with the Product Specifications, and the determination of such laboratory will be final and binding upon the Parties. The cost of any such testing by an independent laboratory shall be borne by the Party whose judgment as to the conformity of any lot of the Product with the Product Specifications proves to be incorrect. Any lots of the Product that are not in conformity with the Specifications shall, at the request of Schwarz, be destroyed by NitroMed or returned to Schwarz for destruction or reprocessing. The cost of destroying non-conforming Product or returning non-conforming Product to Schwarz shall be borne by Schwarz if such non-conformity is determined to be the result of processing and/or packaging of such Product by Schwarz. For the avoidance of doubt, NitroMed shall be obligated to pay in full for any rejected shipment of Product that is subsequently found to be in conformity with the Product Specifications.

     SECTION 5.1.2. With respect to any Product determined to be not in conformity with the Product Specifications at the time of shipment as a result of processing and/or packaging by Schwarz, Schwarz shall, at Schwarz's option, either (a) give NitroMed full credit or, at NitroMed's request, a full refund, for such non-conforming Product or (b) furnish conforming replacement Product in substitution of any Product which did not conform to the Product Specifications, as soon as reasonably practicable and at no additional cost to NitroMed. Except to the extent Schwarz may otherwise have an indemnification obligation pursuant to SECTION 10.3 in respect of any Liability attributable to damages incurred by third parties as a result of the use or ingestion of Product not in conformity with the Product Specifications, Schwarz's sole obligation regarding Product determined to be not in conformity with the Product Specifications as a result of processing and/or packaging by Schwarz shall be the credit, refund or replacement contemplated by the foregoing sentence and such credit, refund or replacement shall be NitroMed's sole remedy in respect of such non-conforming Product and any lost profits attributable thereto.

     SECTION 5.1.3. All claims against Schwarz with respect to any shipment of the Product resulting from patent defects shall be deemed waived unless NitroMed timely notifies Schwarz thereof in writing in accordance with SECTION 5.1.1. The waiver contained in the immediately preceding sentence shall not apply to any shipment of Product found not to meet the Product Specifications at the time of delivery by virtue of a latent defect; PROVIDED, HOWEVER, that Schwarz shall have no liability for any non-conforming Product that is reported to Schwarz (i) later than ten (10) business days after the day on which NitroMed discovers or should have discovered such latent defect or (ii) after the expiration date of such Product.

     SECTION 5.1.4. Notwithstanding the foregoing, to the extent non-conformity of any Product arises from NitroMed's storage and handling of the Product or the failure of NitroMed to provide API meeting the API Specifications, Schwarz shall have no liability to NitroMed on the basis of this Agreement or otherwise. Without limiting the generality of the foregoing, in the situation described in this SECTION 5.1.4, Schwarz shall have no obligation to replace such Product, refund or credit any amount paid by NitroMed for such Product, or reimburse NitroMed for the cost of the API used in such Product. In the situation described in this SECTION 5.1.4, NitroMed shall replace non-conforming API with API meeting the API Specifications free of charge upon Schwarz's request. If API becomes unusable based on Schwarz's negligence, willful misconduct or failure to comply with the terms of this Agreement, Schwarz shall purchase replacement API at NitroMed's acquisition price.

     SECTION 5.2. RECALL AND SEIZURE.

     SECTION 5.2.1. During the Term, the Parties shall keep each other promptly and fully informed of any notification or other information, whether received directly or indirectly, which might affect the marketability, safety or effectiveness of the Product and/or which might necessitate a recall, or result in the seizure, of any Product.

     SECTION 5.2.2. If NitroMed determines that a recall of Product may be necessary, NitroMed shall promptly inform Schwarz of such determination. To the extent that such potential recall relates to Product manufactured by Schwarz, Schwarz shall use commercially reasonably efforts to assist NitroMed in NitroMed's investigation to determine the cause and extent of the problem giving rise to such potential recall. NitroMed shall perform any required recall of Product.

     SECTION 5.2.3. In the event of any recall or seizure resulting primarily from Schwarz's willful misconduct, grossly negligent act or omission, or breach of any provision of this Agreement, Schwarz shall, at Schwarz's election, either:

          (a) supply Product, without charge, to NitroMed, in an amount sufficient to replace the amount of the Product recalled or seized;

          (b) give credit to NitroMed against the purchase price of Product to be delivered to NitroMed in the future, in amounts equal to the purchase price paid by NitroMed for the Product so recalled or seized and all transportation costs and export or import duties incurred by NitroMed with respect to such recalled or seized Product; or

          (c) refund to NitroMed all amounts paid to Schwarz for the recalled or seized Product and reimburse NitroMed for all transportation costs and export or import duties incurred by NitroMed with respect to such recalled or seized Product.

     SECTION 5.2.4. Subject to SECTION 5.2.6, except to the extent that any recall or seizure results primarily from Schwarz's willful misconduct, grossly negligent act or omission, or breach of any provision of this Agreement, NitroMed shall be solely responsible for the costs incurred by NitroMed relating to any recall or seizure of the Product.

     SECTION 5.2.5. For purposes of this SECTION 5.2 "recall" means any recall or withdrawal or other action by NitroMed or any Affiliate of NitroMed to recover title to or possession of Product sold or shipped to third parties. For purposes of this SECTION 5.2, "seizure" means any action by any government agency to seize or destroy Product or permanently prevent release of Product.

     SECTION 5.2.6. Except to the extent Schwarz may otherwise have an indemnification obligation pursuant to SECTION 10.3 in respect of any Liability attributable to damages incurred by third parties as a result of the use or ingestion of Product not in conformity with the Product Specifications, Schwarz's sole obligation in connection with any recall or seizure shall be as set forth in this SECTION 5.2 and the credit, refund or replacement contemplated by SECTION 5.2.3 shall be NitroMed's sole remedy in respect of seized or recalled Product and any lost profits attributable thereto.

     SECTION 5.3. REPORTING; RESPONSE TO INQUIRIES.

     SECTION 5.3.1. During the Term, each Party shall notify the other Party within two (2) business days of receipt of any inquiry, complaint, claim or adverse reaction report regarding the Product (any of the foregoing, a "Report"), including, without limitation, any inquiry or notice from the FDA or any other Regulatory Authority regarding any alleged regulatory non-compliance of the Product, which notice shall describe in reasonable detail all information contained in the Report or otherwise known to the applicable Party regarding the subject matter thereof and shall include copies of any documentation comprising such Report.

     SECTION 5.3.2. With respect to any inquiry of the FDA or another applicable Regulatory Authority in respect of Product manufactured by Schwarz, Schwarz shall use its commercially reasonable efforts to (a) notify NitroMed of any such inquiry directed to Schwarz, (b) respond fully and accurately to all such inquiries directed to Schwarz, (c) assist NitroMed in responding to inquiries directed to NitroMed, (d) provide the FDA or such other Regulatory Authority with such information or data in Schwarz's possession as the FDA or such other Regulatory Authority requests in connection with such inquiry or the Product, and (e) consult with NitroMed regarding Schwarz's response to any such inquiry.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.1. COMPLIANCE WITH LAW. Schwarz and NitroMed shall each comply with the laws, rules and regulations applicable to the manufacture, supply, marketing and sale of the Product. Notwithstanding the foregoing, NitroMed shall be solely responsible for, and shall bear all liability and expense relating to, all legal and regulatory compliance required in connection with the use, sale, distribution and marketing of the Product in all countries in the Territory.

     SECTION 6.2. RECORD RETENTION. Schwarz shall keep and maintain all production, control, laboratory and other records in accordance with all applicable laws, rules and regulations, including but not limited to, those required to be maintained by cGMP. Subject to ARTICLE IX, Schwarz shall make such records available to NitroMed and NitroMed's representatives upon NitroMed's reasonable request, and to the representatives of any Regulatory Authority. Schwarz shall furnish, or permit NitroMed or its representative to make, copies of such records from time to time upon NitroMed's reasonable request. NitroMed shall not disclose such copies to any third party without Schwarz's prior written consent, which consent shall not unreasonably be withheld.

     SECTION 6.3. INSPECTIONS. Subject to the terms of this SECTION 6.3, NitroMed shall have the right to inspect such portions of Schwarz's manufacturing facility as are relevant to the manufacture of the Product upon fifteen (15) days' advance notice or on less notice if reasonably required in order to timely respond to or comply with inquiries from or requirements imposed by the FDA. Such inspections shall be performed during regular business hours, conducted in such a manner as to minimize disruption to Schwarz's business operations and limited to two (2) business days per inspection. All information disclosed to or obtained by NitroMed in connection with any such inspection shall be subject to the confidentiality provisions set forth in

ARTICLE IX. Such information shall not be used for any purpose other than evaluating Schwarz's compliance with its obligations under this Agreement and responding to and complying with inquiries from or requirements imposed by the FDA. Such inspections shall not occur more often than calendar year of the Term, PROVIDED, HOWEVER, that, during the Term, NitroMed shall be permitted to inspect more than once per calendar year in the event that (i) its first inspection reveals material deficiencies in Schwarz's performance of its obligations hereunder or (ii) additional inspections are required in order for NitroMed to timely respond to or comply with inquiries from or requirements imposed by the FDA; provided that any such additional inspections shall be no more numerous than is reasonably necessary.

     SECTION 6.4. FDA FEES. NitroMed shall timely pay all establishment and product fees assessed to NitroMed by the FDA in connection with the Product.

     SECTION 6.5. PROPRIETARY RIGHTS.

     SECTION 6.5.1. NITROMED PROPRIETARY RIGHTS. Schwarz acknowledges and agrees that, subject to the license granted under this Agreement, all Licensed Rights are and shall remain the exclusive property of NitroMed.

     SECTION 6.5.2. SCHWARZ PROPRIETARY RIGHTS. NitroMed acknowledges and agrees that any and all patents, trade secrets, technology, know-how or other intellectual property rights developed, owned or used by Schwarz prior to the Effective Date of this Agreement or developed by Schwarz after the Effective Date ("SCHWARZ INTELLECTUAL PROPERTY") are and shall remain the exclusive property of Schwarz.

     SECTION 6.5.3. LICENSE GRANT. Without limiting NitroMed's obligations under
SECTION 2.2.1, Schwarz hereby grants to NitroMed a non-exclusive, fully paid-up, perpetual license, with the right to grant sublicenses, to any intellectual property that is owned by or licensed to (provided Schwarz has the right to sublicense) Schwarz and that forms a part of the manufacturing technology and manufacturing processes used to manufacture the Current Formulations and any improvements to such intellectual property, provided such improvements form a part of the manufacturing technology and manufacturing processes used to manufacture the Current Formulations, solely for use in connection with (a) the Product, (b) combination products containing active ingredient(s) contained in the Product as well as other active ingredient(s) and (c) extended-release products containing active ingredient(s) contained in the Product.

     SECTION 6.6. INSURANCE. Throughout the Term, each Party shall maintain comprehensive general business liability insurance coverage, with minimum limits of $10,000,000 per occurrence and $10,000,000 annual aggregate of all claims. In addition, from and after NitroMed's commercial launch of the Product, during the Term, each Party shall maintain product liability insurance coverage, with minimum limits of $10,000,000 per occurrence and $10,000,000 annual aggregate of all claims.

                                   ARTICLE VII

                              TERM AND TERMINATION

     SECTION 7.1. TERM. This Agreement shall commence and be effective as of the Effective Date and shall expire on the five (5) year anniversary of the Effective Date, provided, HOWEVER, that this Agreement shall renew automatically upon the expiration of the then-current Term for successive one (1) year terms unless either Party provides written notice of termination at least six (6) months prior to the expiration of the then-current Term. The initial term, together with any extensions thereof is referred to herein as the "TERM".

     SECTION 7.2. TERMINATION BY EITHER PARTY.

     SECTION 7.2.1. MATERIAL BREACH. Except with respect to (i) payment defaults by NitroMed, which shall be governed by SECTION 7.3.1 (ii) an impairment of the licenses granted to Schwarz hereunder, which shall be governed by SECTION 7.3.2 and (iii) any failure or delay by Schwarz in supplying Product or Schwarz's supply of non-conforming Product, which shall be governed by SECTIONS 2.7, 5.1.2, 5.2.3 and 7.4, if either Party shall at any time fail to discharge any of its material obligations hereunder and fail to correct such default within sixty
(60) days after the other Party has given written notice to it thereof, or, if such default is incapable of cure within such sixty (60) day period, fail to commence good faith action to correct such default during such sixty (60) day period, then the non-breaching Party shall have the right to terminate this Agreement immediately upon notice to the breaching Party. This SECTION 7.2.1 shall not be exclusive and shall not be in lieu of any other remedies available to a Party hereto for any breach hereunder on the part of the other Party.

     SECTION 7.2.2. REGULATORY ACTION. Either Party may terminate this Agreement upon written notice to the other Party in the event the FDA takes any action the result of which is to permanently prohibit the manufacture, sale, offer for sale or use of the Product which may not be contested in good faith or remedied in the ordinary course of business. Upon a termination pursuant to this SECTION 7.2.2, the Parties will attempt to affix responsibility for all costs associated with outstanding or unfinished purchase orders between themselves; PROVIDED that NitroMed shall reimburse Schwarz for Schwarz's costs associated with work in progress and materials on hand.

     SECTION 7.2.3. BANKRUPTCY, INSOLVENCY, Etc. Either Party may terminate this Agreement immediately upon written notice to the other Party if such other Party
(i) becomes or is adjudged insolvent, (ii) makes a general assignment for the benefit of its creditors, (iii) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, (iv) has a petition filed in bankruptcy for or against it (which, in the case of any involuntary petition, is not stayed within sixty (60) days of being filed against it), (v) goes into liquidation (except for the purposes of a bona fide amalgamation or other reorganization) or
(vi) has a receiver appointed over all or a significant portion of the property or assets of that other Party.

     SECTION 7.3. TERMINATION BY SCHWARZ.

     SECTION 7.3.1. NONPAYMENT. In addition to any other remedies available to it, Schwarz may terminate this Agreement immediately upon written notice to NitroMed if, thirty (30) days after written notice from Schwarz, NitroMed fails to pay in full any invoice that is past due.

     SECTION 7.3.2. IMPAIRMENT OF LICENSE. Schwarz may terminate this Agreement upon termination of or material diminution of Schwarz's rights under any of the licenses or sub-licenses granted by NitroMed hereunder which has the effect of precluding or materially impairing Schwarz's ability to perform its obligations hereunder or results in a material increase in the cost of such performance.

     SECTION 7.4. TERMINATION BY NITROMED. NitroMed may terminate this Agreement immediately upon written notice to Schwarz upon the occurrence of a Failure to Supply, provided that NitroMed's right to terminate this Agreement upon the occurrence of a Failure to Supply must be exercised within ninety (90) days after the end of the twelve (12) month period in which such Failure to Supply has occurred.

     SECTION 7.5. SURVIVAL. The following provisions shall survive the expiration or termination of this Agreement in accordance with their respective terms: SECTIONS 5.1 through 5.3, 6.2, 6.5, 7.5, 7.6 and ARTICLES IV, IX, X and XI.

     SECTION 7.6. EFFECT OF TERMINATION. Termination or expiration of this Agreement, in whole or in part, shall be without prejudice to the right of either Party to receive all payments accrued and unpaid at the effective date of such termination or expiration, without prejudice to any remedy available to either Party in respect of any previous breach of any of the representations, warranties or covenants herein contained and without prejudice to any other provisions hereof which expressly or necessarily call for performance after such termination or expiration. Upon expiration or termination of this Agreement, NitroMed shall have the option to purchase from Schwarz all residual inventories of raw material (other than API supplied to Schwarz by NitroMed) contemplated by Schwarz to be used for the Product that is usable by NitroMed at cost and all finished packaged Product at the applicable then-current prices. Schwarz shall, as soon as practicable following any such termination or expiration, return to NitroMed any unused API previously supplied by NitroMed at NitroMed's sole cost and in accordance with NitroMed's instructions.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

     Section 8.1. REPRESENTATIONS AND WARRANTIES OF SCHWARZ. Schwarz represents and warrants to NitroMed as follows:

     SECTION 8.1.1. AUTHORITY; BINDING EFFECT; NO VIOLATION.

                (a) Schwarz is a corporation duly organized, validly existing and in good standing under the laws of the state of Indiana.

                (b) Schwarz has the corporate power and authority necessary to enter into and be bound by the terms and conditions of this Agreement and to perform its obligations hereunder. All corporate action on the part of Schwarz necessary for Schwarz's authorization, execution and delivery of this Agreement and Schwarz's performance of all of its obligations hereunder has been taken.

                (c) This Agreement, when executed and delivered, will be the legal, valid and binding obligation of Schwarz, enforceable against Schwarz in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws as from time to time in effect, and neither the execution and delivery of this Agreement by Schwarz nor the performance of the obligations contemplated hereby will: (x) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the Articles of Incorporation or By-laws or similar organizational document of Schwarz or any contract or any other obligation to which Schwarz is a party or under which it is subject or bound, or (y) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or government body against, or affecting or binding upon, Schwarz or upon the securities, property or business of Schwarz, or (z) constitute a violation by Schwarz of any applicable law or regulation of any jurisdiction as such law or regulation relates to Schwarz or to the property or business of Schwarz.

     SECTION 8.1.2. PRODUCT QUALITY. All Product supplied hereunder shall have been manufactured, processed, packaged and shipped in conformance with the Quality Agreement and cGMP, and, at the time of shipment, shall conform to the Product Specifications and shall not be adulterated or misbranded within the meaning of the Act. All Product delivered pursuant to this Agreement shall be delivered to NitroMed free and clear of any liens or encumbrances of any kind imposed, or caused to be imposed, by Schwarz.

     SECTION 8.1.3. ABSENCE OF PROCEEDINGS. There are no pending or, to Schwarz's knowledge, threatened, judicial, administrative or arbitral actions, claims, suits or proceedings against Schwarz relating to the activities contemplated by this Agreement or the Product, or that otherwise could reasonably be expected to have a material adverse effect on Schwarz in performing its obligations under this Agreement.

     SECTION 8.1.4. NONINFRINGEMENT OF THIRD PARTY RIGHTS. There is no pending or, to Schwarz's knowledge, threatened proceeding, demand or claim against Schwarz or its Affiliates asserting that any of the manufacturing technology and manufacturing processes used by Schwarz to perform its obligations under this Agreement, other than any of the foregoing which constitute Licensed Rights, infringe or violate the rights of any third party and nothing has come to the attention of Schwarz which has, or reasonably should have, led Schwarz to believe that any of the manufacturing technology and manufacturing processes to be used by Schwarz to perform its obligations under this Agreement will infringe or violate any proprietary right of any third party.

     SECTION 8.2. LIMITED WARRANTIES. THE LIMITED REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.1 ARE SCHWARZ'S SOLE

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PRODUCT OR ANY OTHER SUBJECT MATTER HEREOF AND ARE GIVEN IN LIEU OF ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR SUITABILITY FOR A PARTICULAR PURPOSE. THE REMEDIES AFFORDED TO NITROMED FOR ANY BREACH OF REPRESENTATION OR WARRANTY WILL BE LIMITED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES.

     SECTION 8.3. REPRESENTATIONS AND WARRANTIES OF NITROMED. NitroMed represents and warrants to Schwarz as follows:

     SECTION 8.3.1. AUTHORITY; BINDING EFFECT; NO VIOLATION.

                (a) NitroMed is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

                (b) NitroMed has the corporate power and authority necessary to enter into and be bound by the terms and conditions of this Agreement and to perform its obligations hereunder. All corporate action on the part of NitroMed necessary for NitroMed's authorization, execution and delivery of this Agreement and NitroMed's performance of all of its obligations hereunder has been taken.

                (c) This Agreement, when executed and delivered, will be the legal, valid and binding obligation of NitroMed, enforceable against NitroMed in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws as from time to time in effect, and neither the execution and delivery of this Agreement by NitroMed nor the performance of the obligations contemplated hereby will: (x) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the Articles of Incorporation or By-laws or similar organizational document of NitroMed or any contract or any other obligation to which NitroMed is a party or under which it is subject or bound, or (y) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or government body against, or affecting or binding upon, NitroMed or upon the securities, property or business of NitroMed, or (z) constitute a violation by NitroMed of any applicable law or regulation of any jurisdiction as such law or regulation relates to NitroMed or to the property or business of NitroMed.

     SECTION 8.3.2. ABSENCE OF PROCEEDINGS. There are no pending or, to NitroMed's knowledge, threatened judicial, administrative or arbitral actions, claims, suits or proceedings against NitroMed relating to the activities contemplated by this Agreement or the Product, or that otherwise could reasonably be expected to have a material adverse effect on NitroMed in performing its obligations under this Agreement.

     SECTION 8.3.3. API QUALITY. All API provided by or on behalf of NitroMed to Schwarz and all methods of delivery of such API shall, at the time of shipment, conform to all applicable laws and regulations and API Specifications. All API delivered pursuant to this Agreement shall be delivered to Schwarz free and clear of any liens or encumbrances of any kind imposed, or caused to be imposed, by NitroMed.

     SECTION 8.3.4. SPECIFICATIONS. The API Specifications and the Product Specifications provided by NitroMed to Schwarz are and will be those included in the NDA.

     SECTION 8.3.5. LICENSED RIGHTS. Except for proprietary rights relating to the manufacturing technology and manufacturing processes used by Schwarz to perform its obligations under this Agreement, the intellectual property rights which NitroMed has licensed or sublicensed, as applicable, to Schwarz pursuant to SECTION 3.4 hereof constitute all of the proprietary rights necessary to enable Schwarz to manufacture each dosage strength of the Product and to engage in all other activities as contemplated by this Agreement. NitroMed is the lawful owner of, or has a valid license to use, the Licensed Rights. NitroMed has the right to license or sublicense, as applicable, the Licensed Rights as contemplated by this Agreement. There is no pending or, to NitroMed's knowledge, threatened proceeding, demand or claim against NitroMed or its Affiliates asserting that any of the Licensed Rights infringes or violates the rights of any third party or that Schwarz, by practicing under the Licensed Rights in performing its obligations hereunder, would violate any of the proprietary rights of any third party, and nothing has come to the attention of NitroMed which has, or reasonably should have, led NitroMed to believe that any of the Licensed Rights infringes or violates any proprietary right of any third party. NitroMed is not aware of and has not received any communication challenging the ownership or use, or the validity or effectiveness of any of the Licensed Rights.

     SECTION 8.4. LIMITED WARRANTIES. THE LIMITED REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.3 ARE NITROMED'S SOLE REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PRODUCT OR ANY OTHER SUBJECT MATTER HEREOF AND ARE GIVEN IN LIEU OF ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR SUITABILITY FOR A PARTICULAR PURPOSE. THE REMEDIES AFFORDED TO SCHWARZ FOR ANY BREACH OF REPRESENTATION OR WARRANTY WILL BE LIMITED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES.

                                   ARTICLE IX

                                 CONFIDENTIALITY

     SECTION 9.1. CONFIDENTIALITY. Schwarz shall treat as confidential all information of NitroMed of which Schwarz becomes aware in connection with performing its obligations under this Agreement (collectively, "NITROMED PROPRIETARY INFORMATION"). Schwarz shall neither disclose NitroMed Proprietary Information to any third party nor use NitroMed Proprietary Information for any purpose other than as contemplated in this Agreement. NitroMed shall treat as confidential all information of Schwarz of which NitroMed becomes aware in connection with this Agreement (collectively, "SCHWARZ PROPRIETARY INFORMATION" and, together with the NitroMed Proprietary Information, "PROPRIETARY INFORMATION"). NitroMed shall neither disclose

Schwarz Proprietary Information to any third party nor use Schwarz Proprietary Information for any purpose other than as contemplated in this Agreement.

     Nothing contained herein will in any way restrict or impair either Party's (the "USING PARTY") right to use, disclose or otherwise deal with any Proprietary Information of the other Party which:

          (a) at the time of disclosure is known to the public or thereafter becomes known to the public by publication or otherwise through no fault of the Using Party;

          (b) the Using Party can establish was in its possession prior to the time of the disclosure and was not obtained directly or indirectly from the other Party;

          (c) is independently made available as a matter of right to the Using Party by a third party who is not thereby in violation of a confidential relationship with the other Party;

          (d) is developed by the Using Party independently of the Proprietary Information received from the other Party, and the Using Party can establish such development;

          (e) is information required to be disclosed by legal or regulatory process; provided, in each case, the Using Party timely informs the other Party and uses reasonable efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other Party to intervene and contest or attempt to limit the disclosure; or

          (f) is information that the Using Party reasonably determines should be disclosed to a Regulatory Authority.

     SECTION 9.2. PUBLICITY. Subject to SECTION 9.1, all publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the written approval of, both Parties. Notwithstanding the foregoing, each Party shall be entitled to make such announcements relating to this Agreement as such Party reasonably determines is required to comply with any law or regulation requiring such announcements, including without limitation any rule or regulation under the United States securities laws or any rule of a stock exchange or the Nasdaq National Market requiring disclosure.

                                    ARTICLE X

                     INDEMNIFICATION; CONTROL OF LITIGATION

     SECTION 10.1. NOTICE AND ASSISTANCE. Each Party shall promptly notify the other, in writing, if it learns of any litigation, claim, administrative or criminal proceeding (collectively "ACTIONS"), asserted or threatened against such Party (the "AGGRIEVED PARTY") for which such Party may be entitled to indemnification hereunder from the other Party. With respect to any such Action, the other Party shall, at no out-of-pocket expense to it except as otherwise provided in this ARTICLE X, reasonably cooperate with and provide such reasonable assistance to such Aggrieved Party as such Aggrieved Party may reasonably request. Such reasonable assistance may include, without limitation, providing copies of all relevant correspondence and other materials that the Aggrieved Party may reasonably request; PROVIDED, HOWEVER, that any Proprietary Information so provided shall be treated in accordance with the provisions of
ARTICLE IX hereof.

     SECTION 10.2. INDEMNIFICATION BY NITROMED. NitroMed shall indemnify, defend and hold harmless Schwarz and its Affiliates and each of its and their respective employees, officers, directors and agents (each, a "SCHWARZ INDEMNIFIED PARTY") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees) (collectively, "LIABILITIES") which the Schwarz Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (a) the storage, distribution, promotion, sale or use of any Product by NitroMed or any of NitroMed's sublicensees, distributors, agents or other parties with which NitroMed has entered into any collaboration regarding the Product, (b) the use of the Product by any patient or other third party, (c) any withdrawal, recall or seizure of the Product, that is not attributable primarily to a breach by Schwarz of this Agreement, (d) except to the extent attributable to the Schwarz Intellectual Property or Schwarz's practice thereof, infringement or contributory infringement of any patent, trademark, copyright or other proprietary right of any third party by virtue of the manufacture, distribution, promotion, sale or use of the Product, (e) NitroMed's breach of its representations, warranties, covenants or other obligations under this Agreement, or (f) gross negligence or willful misconduct of NitroMed Indemnified Party, except to the extent any such Liability arises out of the material breach, gross negligence or willful misconduct of a Schwarz Indemnified Party.

     SECTION 10.3. INDEMNIFICATION BY SCHWARZ. Schwarz shall indemnify, defend and hold harmless NitroMed and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "NITROMED INDEMNIFIED PARTY") from and against any Liability which the NitroMed Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (a) Schwarz's breach of its representations, warranties, covenants or other obligations under this Agreement or (b) gross negligence or willful misconduct of a Schwarz Indemnified Party, except to the extent any such Liability arises out of the material breach, gross negligence or willful misconduct of a NitroMed Indemnified Party.

     SECTION 10.4. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING INDEMNIFICATION PROVISIONS SHALL APPLY TO CLAIMS OF THE PARTIES HERETO, AS WELL AS THIRD PARTY CLAIMS.

     SECTION 10.5. LIABILITY TO THIRD PARTIES. With respect to third party Liabilities, the indemnifying Party shall have sole control over, and shall assume all expense with respect to, the defense, settlement, adjustment or compromise of any Action as to which this ARTICLE X requires it to indemnify the other Party, provided that (a) the indemnifying Party shall use counsel reasonably satisfactory to the Aggrieved Party, (b) the Aggrieved Party may, if it so desires and at its own expense, participate in and employ counsel to assist in the handling of such claim, (c) the Parties shall reasonably cooperate in the sharing of pertinent information related to the Action, and (d) the indemnifying Party shall obtain prior written approval of the Aggrieved Party, which shall not be unreasonably withheld, before entering into any settlement, adjustment or compromise of such Action, or ceasing to defend against such Action, if pursuant thereto, or as a result thereof, injunctive or other non-monetary relief would be imposed upon the Aggrieved Party or monetary relief would be imposed upon the Aggrieved Party for which the Aggrieved Party is not indemnified hereunder.

     SECTION 10.6. CONDITIONS TO INDEMNIFICATION. The obligations of an indemnifying Party under SECTION 10.2 or SECTION 10.3 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability; PROVIDED, that the failure of the indemnified Party to give such notice or any delay thereof shall only affect the indemnified Party's right to indemnification hereunder to the extent that such failure or delay impairs the indemnifying Party's ability to defend or contest any Action relating to such Liability.

     SECTION 10.7. LIMITATION OF LIABILITY. SCHWARZ'S AND NITROMED'S LIABILITY IN CONNECTION WITH THIS AGREEMENT AND THE SUBJECT MATTER HEREOF IS SUBJECT TO THE FOLLOWING LIMITATIONS: (A) EXCEPT WITH RESPECT TO THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF NITROMED OR SCHWARZ, THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS AND EXCEPT TO THE EXTENT ATTRIBUTABLE TO A THIRD PARTY CLAIM IN RESPECT OF WHICH A PARTY MAY OTHERWISE HAVE AN INDEMNIFICATION OBLIGATION PURSUANT TO SECTION 10.2 OR SECTION 10.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY MULTIPLE, SPECIAL, PUNITIVE, INDIRECT OR INCIDENTAL DAMAGES OF ANY NATURE; (B) IN NO EVENT SHALL SCHWARZ'S AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF EXCEED THE AMOUNTS PAID BY NITROMED TO SCHWARZ PURSUANT TO THIS AGREEMENT PRIOR TO THE APPLICABLE DATE OF DETERMINATION; (C) EXCEPT TO THE EXTENT SCHWARZ MAY OTHERWISE HAVE AN INDEMNIFICATION OBLIGATION PURSUANT TO SECTION 10.3 IN RESPECT OF ANY CLAIMS BASED UPON DAMAGES INCURRED BY INDIVIDUALS AS A RESULT OF THE USE OR INGESTION OF NON-CONFORMING PRODUCT, NITROMED'S SOLE REMEDY FOR CLAIMS ATTRIBUTABLE TO SCHWARZ'S SUPPLY OF NON-CONFORMING PRODUCT, INCLUDING ANY LOST PROFITS ATTRIBUTABLE THERETO, SHALL BE AS SET FORTH IN SECTION 5.1.2 OR SECTION 5.2.3, AS APPLICABLE; AND (D) NITROMED'S SOLE REMEDY FOR CLAIMS ATTRIBUTABLE TO SCHWARZ'S FAILURE TO TIMELY SUPPLY ANY QUANTITY OF PRODUCT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, INCLUDING ANY LOST PROFITS ATTRIBUTABLE THERETO, SHALL BE AS SET FORTH IN SECTIONS 2.7 AND 7.4.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.1. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or facsimile and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile shall be deemed to have been given on the date received) as follows:

         If to NitroMed:

                  NitroMed, Inc.
                  125 Spring Street
                  Lexington, Massachusetts 02421
                  Attn:  President
                  Fax: (781) 274-8080

         If to Schwarz:

                  Schwarz Pharma Manufacturing, Inc.
                  1101 "C" Avenue West
                  Seymour, Indiana  47274
                  Attn:  Vice President - Manufacturing
                  Fax:  (812) 523-1887

         With a copy to:

                  Schwarz Pharma, Inc.
                  6140 West Executive Drive
                  Mequon, Wisconsin  53092
                  Attn:  General Counsel
                  Fax:  (262) 242-1641

or in any case to such other address or addresses as hereafter shall be furnished as provided in this SECTION 11.1 by any Party hereto to the other Party.

     SECTION 11.2. FORCE MAJEURE. The performance by either Party of any covenant or obligation on its part to be performed hereunder, other than the obligation of either Party to pay money to the other and NitroMed's exclusive purchase obligations pursuant to SECTION 2.2 hereof, will be excused by reason of strikes or other labor disturbances, riots, fires, accidents, wars, terrorist activity, embargoes, delays of carriers, inability to obtain raw materials, failure of power or natural resources of supply, acts, injunctions, or restraints of government, or any other cause preventing such performance, provided that such excuse will only be valid to the extent that cause is beyond the reasonable control of the Party whose performance is affected thereby, and provided that the affected Party will exert its reasonable best efforts to eliminate any such cause(s), and resume performance of its obligations with all reasonably possible speed. Notwithstanding the above, NitroMed shall retain its rights pursuant to SECTION 2.7 hereof corresponding to an Inability to Supply caused by a force majeure event as described in this SECTION 11.2 directly affecting Schwarz's performance of its obligations under this Agreement.

     SECTION 11.3. CHOICE OF LAW; DISPUTE RESOLUTION. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York. Each Party shall attempt in good faith, and with notice to the other Party, to reach a mutually acceptable resolution of any dispute arising under this Agreement. If no such resolution of any dispute can be reached, the aggrieved Party shall notify the other Party in writing of its desire to seek arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be determined and settled by arbitration in New York, pursuant to the Rules of Arbitration then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the Parties, and a judgment thereon may be entered in a court having competent jurisdiction. Any arbitration hereunder shall be (i) submitted to an arbitration tribunal comprised of three (3) independent members knowledgeable in the pharmaceutical industry, one of whom shall be selected by Schwarz, one of whom shall be selected by NitroMed, and one of whom shall be selected by the other two arbitrators; (ii) allow for the Parties to request discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed ninety (90) days; and (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision. Each Party shall bear its own costs and expenses, including attorney's fees incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section. Except where clearly prevented by the area in dispute, both Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved. Arbitration shall not prevent any Party from seeking injunctive relief where such remedy is an appropriate form of remedy under the circumstances.

     SECTION 11.4. WAIVER; REMEDIES. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument executed by such Party. No delay on the Part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     SECTION 11.5. SEVERABILITY. The provisions of this Agreement are separate and independent covenants, and it is agreed that the invalidity or unenforceability of one or more of the provisions hereof shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect. In the event that any provision of this Agreement is found to be too broad, invalid or unenforceable by any court of competent jurisdiction, then such court shall have the authority to reform any such provisions as shall be necessary to make the provisions valid and enforceable; PROVIDED, HOWEVER, that if the provision is not capable of being reformed, then that invalid or unenforceable provision shall be deemed deleted as though it had never existed.

     SECTION 11.6. INDEPENDENT CONTRACTORS. The Parties hereto are independent contractors, and nothing contained in this Agreement shall be deemed to create the relationship of partners, joint venturers, or of principal and agent, franchisor and franchisee, or of any association or relationship between the Parties other than as expressly provided in this Agreement. Schwarz acknowledges that it does not have, and Schwarz shall not make representations to any third party, either directly or indirectly, indicating that Schwarz has any authority to act for or on behalf of NitroMed or to obligate NitroMed in any way whatsoever. NitroMed acknowledges that it does not have, and it shall not make any representations to any third party, either directly or indirectly, indicating that it has any authority to act for or on behalf of Schwarz or to obligate Schwarz in any way whatsoever.

     SECTION 11.7. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that neither Party may assign any of its rights, duties or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld, PROVIDED THAT, prior written consent shall not be required in connection with an assignment to any Affiliate of the assigning Party or to a third party that acquires substantially all of the assets or outstanding shares of, or merges with, the assigning Party.

     SECTION 11.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute one instrument.

     SECTION 11.9. ENTIRE AGREEMENT. This Agreement, including all Exhibits and Schedules attached hereto and the Quality Agreement, constitute the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, agreements and understandings between the Parties, including those certain Confidentiality Agreements between the Parties, effective as of October 11, 1999 and September 14, 2004, respectively. The Parties agree and acknowledge that the Development Agreement shall remain in effect after the Effective Date in accordance with its terms; PROVIDED, HOWEVER, that, in the event of any conflict between the terms of the Development Agreement and the terms of this Agreement, the terms of this Agreement shall prevail and be controlling.

     SECTION 11.10. AMENDMENT. This Agreement may be modified or amended only by written agreement signed by both Parties.

     SECTION 11.11. CAPTIONS. All section titles or captions contained in this Agreement, in any Schedule referred to herein or in any Exhibit annexed hereto, and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

     SECTION 11.12. ATTACHMENTS. All Schedules, Exhibits and other attachments to this Agreement are by this reference incorporated herein and made a part of this Agreement.

     SECTION 11.13. EXPENSES. Except as otherwise set forth herein, all expenses, including the fees, if any, incurred by any attorneys, accountants or other consultants engaged by a Party in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Party incurring such expenses.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.



                                      SCHWARZ PHARMA MANUFACTURING, INC.


                                      By: /s/ Jonathan Taitt
                                          -----------------------------------
                                          Name:  Jonathan Taitt
                                          Title: Vice President - Treasurer


                                      NITROMED, INC.


                                      By: /s/ Michael D. Loberg
                                          -----------------------------------
                                          Name:  Michael D. Loberg
                                          Title:  Chief Executive Officer

                                   SCHEDULE I


SCHWARZ PHARMA

                             PRODUCT SPECIFICATIONS

PROCEDURE: P-2732A-06                                                    Page 1
ITEM: BiDil(R)20(Isosorbide Dinitrate                           Effective Date:
   20mg/ Hydralazine HCI 37.5mg) Tablets                      November 30, 2004
ITEM CODE: 2732
CUSTOMER:  NitroMed, Inc.
USP/NF: No
SUPERSEDES: P-2732A-05; Effective Date: 11-09-04


          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.

                                   Schedule II



SCHWARZ PHARMA

                           RAW MATERIAL SPECIFICATIONS

PROCEDURE: PRM-0342-01                                                   Page 1
ITEM: Diluted Isosorbide Dinitrate USP
  [ISDN/ Lactose Blend 200 Mesh (25/75)]                        Effective Date:
ITEM CODE: RM-0342                                             October 14, 2004
A/NDA:  Yes
SUPERSEDES:  PRM-0342-00;  Effective Date:  01-11-01


          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.

                                  Schedule 3.2

                                  API INVENTORY

DESCRIPTION                          RM       SPMI LOT  MFG. LOT   QUANTITY(kg)
-----------                          ----     --------  --------   ------------
HYDRALAZINE HCL UCP                 [**]        [**]      [**]       [**]
                                                [**]      [**]       [**]
                                                [**]      [**]       [**]
                                                                   ------

TOTAL:                                                               [**]



DILUTED ISOSORBIDE DINITRATE        [**]        [**]      [**]       [**]
USP (ISDN)                                      [**]      [**]       [**]
                                                [**]      [**]       [**]
                                                [**]      [**]       [**]
                                                [**]      [**]       [**]
                                                [**]      [**]       [**]
                                                [**]      [**]       [**]
                                                                   ------


TOTAL:                                                               [**]

Schedule 4.1

                                     PRICING

For Product tablets containing 20 mg of isosorbide dinitrate and 37.5 mg of hydralazine:

PERIOD                                                          PER-TABLET PRICE
------                                                          ----------------
From the Effective Date until the 2-year
 anniversary of the Launch Date                                            $[**]

From the 2-year anniversary of the Launch Date until the
 3-year anniversary of the Launch Date                                     $[**]

From the 3-year anniversary of the Launch Date until the
 end of the Term                                                           $[**]

                                    EXHIBIT A

                           Long-Term Product Forecast


                    BIDIL(R) 37.5/20mg MANUFACTURING FORECAST

(000'S)                               Year 1           Year 2           Year 3
                                      ------           ------           ------
Bottles (000's)
                                                        [**]             [**]
         180 count bottles             [**]
                                       [**]             [**]             [**]
         42 count bottles
                                       [**]             [**]             [**]
         Subtotal


Tabs (000's)
                                       [**]             [**]             [**]
         180 count bottles
                                       [**]             [**]             [**]
         42 count bottles
                                       [**]             [**]             [**]
         Subtotal



February 16, 2005

                                    EXHIBIT B

                        INITIAL DETAILED PRODUCT FORECAST


                     BIDIL(R) 37.5mg MANUFACTURING FORECAST


(000'S)                                2Q05                   3Q05                  4Q05                   1Q06
                               ---------------------- --------------------- ---------------------- ----------------------

Bottles (000's)                APR     MAY     JUN    JUL    AUG     SEP    OCT     NOV     DEC    JAN     FEB    MAR
                               ---     ---     ---    ---    ---     ---    ---     ---     ---    ---     ---    ---
         180 count bottles     [**]    [**]    [**]   [**]   [**]    [**]   [**]    [**]    [**]   [**]    [**]   [**]
                               [**]    [**]    [**]   [**]   [**]    [**]   [**]    [**]    [**]   [**]    [**]   [**]
         42 count bottles
                               [**]    [**]    [**]   [**]   [**]    [**]   [**]    [**]    [**]   [**]    [**]   [**]
         Subtotal


Tabs (000's)
                               [**]    [**]    [**]   [**]   [**]    [**]   [**]    [**]    [**]   [**]    [**]   [**]
         180 count bottles
                               [**]    [**]    [**]   [**]   [**]    [**]   [**]    [**]    [**]   [**]    [**]   [**]
         42 count bottles
                               [**]    [**]    [**]   [**]   [**]    [**]   [**]    [**]    [**]   [**]    [**]   [**]
         Subtotal



(000'S)                               YEAR 1
                              --------------------------- -----------

Bottles (000's)                   3Q05    4Q05    1Q06    YEAR 1
                                  ----    ----    ----    ------

         180 count bottles        [**]    [**]    [**]    [**]

         42 count bottles         [**]    [**]    [**]    [**]

         Subtotal                 [**]    [**]    [**]    [**]

Tabs (000's)

         180 count bottles        [**]    [**]    [**]    [**]

         42 count bottles         [**]    [**]    [**]    [**]

         Subtotal                 [**]    [**]    [**]    [**]




February 16, 2005

                                    EXHIBIT C

                             FORM OF PURCHASE ORDER

                                                               TEL: 781-266-4000
                                                               FAX: 781-274-8080


                                     [LOGO]
PO #  20041001                   PURCHASE ORDER


                                                                        Date:


    Vendor:
                        Bill To:                       Ship To:
                              NitroMed, Inc.                NitroMed, Inc.
                              Attn: Accounts Payable   Attn:
    Attn:                     125 Spring Street             125 Spring Street
                              Lexington, MA 02421           Lexington, MA 02421
ph:
fax:

                                                         Terms:
                                                        Freight:
--------------------------------------------------------------------------------------------------------
   QTY      UNITS   CATALOG #            DESCRIPTION            PRICE          EXTENDED         REQUIRED
                                                                                                  DATE











                                                        TOTAL


Buyer:
      ---------------------
          Beth Albridge
      781-266-4000, x 4114

                                    EXHIBIT D

                             INITIAL PURCHASE ORDER


                                                               TEL: 781-266-4000
                                                               FAX: 781-274-8080

                                    [LOGO]
PO #  20041001                  PURCHASE ORDER


                                                                  Date: 02/16/05


 Vendor:

  Schwarz Pharma                                       Ship To:
1101 C Avenue West        Bill To:                           NitroMed, Inc.
Seymour, IN  47274            NitroMed, Inc.            Attn:
                              Attn: Accounts Payable         125 Spring Street
 Attn:  Barb Maschino         125 Spring Street              Lexington, MA 02421
                              Lexington, MA 02421
ph:  812-523-5458
fax: 812-523-5417

                                                                                                 Terms:
                                                                                                 Freight:

 QTY   UNITS   CATALOG #                                         DESCRIPTION                          PRICE  EXTENDED REQUIRED DATE

 [**] Tablets  Validation Batch 1  BiDil 37.5/20 ([**] Bottles x 180 Tablets) Production to begin      [**]      [**]
                                   October 1, 2004 and end in December 15, 2004 of all 3 lots.


 [**] Tablets  Validation Batch 1  BiDil 37.5/20 ([**] Bottles x 42 Tablets) Production to begin       [**]      [**]
                                   October 1, 2004 and end in December 15, 2004 of all 3 lots.


 [**] Tablets  Validation Batch 1  BiDil 37.5/20 ([**] Bottles x 180 Tablets) Production to begin      [**]      [**]
                                   October 1, 2004 and end in December 15, 2004 of all 3 lots.


 [**] Tablets  Validation Batch 1  BiDil 37.5/20 ([**] Bottles x 42 Tablets) Production to begin       [**]      [**]
                                   October 1, 2004 and end in December 15, 2004 of all 3 lots.


 [**] Tablets  Validation Batch 1  BiDil 37.5/20 ([**] Bottles x 180 Tablets) Production to begin      [**]      [**]
                                   October 1, 2004 and end in December 15, 2004 of all 3 lots.


 [**] Tablets  Validation Batch 1  BiDil 37.5/20 ([**] Bottles x 42 Tablets) Production to begin       [**]      [**]
                                   October 1, 2004 and end in December 15, 2004 of all 3 lots.


                                                                                                 TOTAL           [**]

Buyer: /s/ Beth Albridge
      --------------------
           Beth Albridge
      781-266-4000, x 4114

                                    EXHIBIT E

                               OUTSTANDING INVOICE

SCHWARZ        SCHWARZ PHARMA MANUFACTURING, inc.   INVOICE NUMBER 01016223   SD
P H A R M A    101 C. Avenue West                   INVOICE DATE   1/27/05
               Seymour, IN 47274                    DUE DATE       2/26/05
                                                    PURCHASE ORDER SP01017
               FDA NO. 1519171                      PAGE NUMBER       1
               DEA NO RC 0208149


               PLEASE REMIT TO:

               SCHWARZ PHARMA MANUFACTURING, INC.
               1101 C. Avenue West
               SEYMOUR, IN 47274

SOLD TO: NITROMED, INC.
         125 SPRING STREET
         LEXINGTON, MA 02421


BILL TO: NITROMED, INC.                                  SHIP TO: N/A
         ATTN: ACCOUNTS PAYABLE
         125 SPRING STREET
         LEXINGTON, MA 02421

     CUSTOMER NUMBER           DEA NUMBER               TERMS                   ORDER NUMBER
        150404                                         Net 30                     1889624

QTY ORDERED  QTY SHIPPED   PRODUCT  DESCRIPTION    LOT #     LOT QUANTITY  UNIT NET  EXTENSION
                            CODE
1            1            SPO1017   BIDIL project            1             [**]      [**]



                                                   INVOICE                           [**]
                                                   TOTAL
For Bidil
Tablets
Development
Project
from Sept.
- Dec. 04.

SCHWARZ PHARMA MFG                                                     INVOICE

                                                               DATE:  2/14/2005
1101 C Ave West                                                INVOICE #  21405
Seymour, IN 47274
Phone 812-523-5302
Fax 812-523-1887

BILL TO:                                             SHIP TO:
NitroMed, Inc.                                       Same
Attn: Accounts Payable
125 Spring Street
Lexington, MA 02421-7801

COMMENTS OR SPECIAL INSTRUCTIONS:

----------------------- --------------------- ---------------- ----------------- ------------------ ------------------
     SALESPERSON            P.O. NUMBER          SHIP DATE         SHIP VIA        F.O.B. POINT           TERMS
----------------------- --------------------- ---------------- ----------------- ------------------ ------------------
      Sam Slater        per Michael Lovell                                                               Net 30
----------------------- --------------------- ---------------- ----------------- ------------------ ------------------



----------------------- -------------------------------------------------------- ------------------ ------------------
       QUANTITY                               DESCRIPTION                           UNIT PRICE           AMOUNT
----------------------- -------------------------------------------------------- ------------------ ------------------
----------------------- -------------------------------------------------------- ------------------ ------------------

          1             Bin Frame/Chute for Roller Compactor                             $    [**]           $   [**]

          1             Platform for Roller Compactor                                         [**]               [**]



                        ROLLER COMPACTOR


----------------------- ----------------------------------------------- --------------------------- ------------------
                                                                                          SUBTOTAL  $          [**]
                                                                                                    ------------------

                                                                                         SALES TAX
                                                                                                    ------------------

                                                                             SHIPPING AND HANDLING
                                                                                                    ------------------

                                                                                             TOTAL  $          [**]
                                                                                                    ------------------


Make all checks payable to Schwarz Pharma Manufacturing.
If you have any questions concerning this invoice, contact Ann Reed at 812-523-5302.